CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207133 on Form S-1 of Centrue Financial Corporation of our report dated March 2, 2017 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K/A (Amendment No. 1).

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Oak Brook, Illinois
March 24, 2017